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                                                                   EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT
-----------------------------

To the Board of Directors and Shareholders of Armor Holdings, Inc.:

We consent to the incorporation by reference in this Registration Statement of Armor Holdings, Inc. on Form S-3 of our report dated February 21, 1997 as to the Company's consolidated financial statements appearing in both the Annual Report on Form 10-KSB of Armor Holdings, Inc., for the year ended December 28, 1996 and in the Company's Registration Statement on Form S-1 (Number 333-28879), and our report dated February 21, 1997 (except for the pooling of interests with DSL as described in Note 1, for which the date is April 16, 1997) as to the Company's supplemental consolidated financial statements appearing in the Company's Registration Statement on Form S-1 (Number 333-28879), and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
New York, New York
October 23, 1997